                                                    Exhibit 4.5

Amended Jan 2003
Amended 30 July and 28 August 2003

                                EBOOKERS.COM PLC

                                      RULES
                                       OF
                        THE EBOOKERS.COM EXECUTIVE SHARE
                               OPTION SCHEME 1999

                     Directors' Adoption:    21 October 1999
                     Expiry Date:            20 October 2009

RULES OF THE EBOOKERS.COM EXECUTIVE SHARE OPTION SCHEME 1999

1        MEANINGS OF WORDS USED

         In these Rules:

         "BUSINESS DAY" means a day on which the Nasdaq National Market and the
         Neuer Markt are open for the transaction of business;

         "COMPANY" means ebookers.com plc;

         "CONTROL" has the meaning given to it by Section 840 of the Taxes Act;

         "DATE OF GRANT" means the date on which the Directors resolve to grant an Option;

         "DIRECTORS" means the board of directors of the Company or a duly authorised committee of it;

         "ELIGIBLE EMPLOYEE" means any executive director, employee or class of employees of a Participating Company;

         "HOLDING COMPANY" means a company which is a holding company of the
         Company within the meaning given to it by section 736 of the Companies
         Act 1985;

         "MEMBER OF THE GROUP" means:

                  (i) the Company; and

                  (ii) its Subsidiaries from time to time; and

                  (iii) its Holding Company from time to time;

         "OPTION" means a right to acquire Shares granted under the Scheme;

         "OPTIONHOLDER" means a person holding an Option or his personal representatives;

         "OPTION PERIOD" means a period starting on the Date of Grant of an
         Option and ending at the end of the day before the 10th anniversary of the Date of Grant or such shorter period as may be specified on the
         Date of Grant;

         "OPTION PRICE" means the amount payable for each Share on the exercise of an Option calculated as described in Rule 3;

         "PARTICIPATING COMPANIES" means:

                  (i) the Company; and

                  (ii) any Subsidiary, and any Holding Company which in both cases is designated by the Directors as a Participating
                  Company;

         "RULES" means these rules as changed from time to time;

         "SCHEME" means this scheme known as "The ebookers.com Executive Share
         Option Scheme 1999";

         "SHARES" means fully paid ordinary shares in the capital of the
         Company;

         "SUBSIDIARY" means a company which is a subsidiary of the Company within the meaning given to it by Section 736 of the Companies Act
         1985;

         "TAXES ACT" means the Income and Corporation Taxes Act 1988.

                                      -1-

2        GRANT OF OPTIONS

2.1      GRANT OF OPTIONS:

         The Directors may grant to any Eligible Employee an Option to acquire such number of Shares as they may determine.

2.2      TIME WHEN OPTIONS MAY BE GRANTED

         Options may be granted at any time before the tenth anniversary of the adoption of the Scheme by the Directors.

2.3      CONDITIONS ON EXERCISE:

         2.3.1    When granting an Option, the Directors may make its exercise conditional on the satisfaction of certain Conditions. The
                  Conditions must be objective and specified at the Date of
                  Grant.

         2.3.2    The Directors may change or waive the Conditions in accordance with the terms of the Conditions or if events occur which
                  cause the Directors reasonably to consider that:

                  o        the changed Conditions would be a fairer measure of
                           performance and would be no more difficult to satisfy
                           than the existing Conditions: or

                  o        the existing Conditions should be waived.

2.4      OPTION CERTIFICATES:

         Each Optionholder will receive an option certificate, executed as a deed, on or as soon as practicable after the Date of Grant. The
         Directors will set the form of the Option Certificate, but it must be consistent with these Rules.

2.5      NO PAYMENT:

         Optionholders are not required to pay for the grant of any Option.

2.6      DISCLAIMER OF OPTION:

         Any Optionholder may disclaim all or part of his Option by notice in writing to the Secretary of the Company, within 30 days after the Date of Grant. If this happens the Option will be deemed never to have been granted under the Scheme. No consideration is payable for the disclaimer.

2.7      DISPOSAL RESTRICTIONS:

         Except for the transmission of an Option on the death of an
         Optionholder to his personal representatives, neither an Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by an Optionholder to any other person.

3        OPTION PRICE

3.1      SETTING THE PRICE:

         The Directors will set the Option Price and state it at the Date of
         Grant. If the Shares are to be subscribed, the Option Price will be not less than the nominal value of a Share.

                                      -2-

4        SCHEME LIMIT

4.1      14.5 PER CENT. 10 YEAR LIMIT:

         The number of Shares which may be allocated under the Scheme on any day will not exceed an amount equal to 14.5 per cent. of the ordinary share capital of the Company in issue on that day, when added to the total number of shares which have been allocated in the previous 10 years under the Scheme.

5        VARIATIONS IN SHARE CAPITAL

5.1      ADJUSTMENT OF OPTIONS:

         It may happen that there is a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital. If this happens, the
         Directors may adjust the following in any way (including retrospective adjustments):

         5.1.1    the number or nominal amount of Shares comprised in each
                  Option; and

         5.1.2    the Option Price.

5.2      NOMINAL VALUE:

         The Option Price of an Option to acquire Shares may be adjusted to a price for each Share less than its nominal value. The Option Price of an Option to subscribe for Shares may only be adjusted to a price for each Share less than its nominal value, only if the Directors resolve to capitalise the reserves of the Company in an amount equal to the difference between the adjusted Option Price payable for the Shares to be issued on exercise, and the nominal value of such Shares on the date of allotment of the Shares.

5.3      DEMERGERS

         Options may also be adjusted as described in Rule 5.1 if the Company makes an exempt distribution by virtue of Section 213 of the Taxes Act or other distribution in specie including a demerger.

5.4      NOTICE:

         The Directors may notify Optionholders of any adjustment made under this Rule 5.

6        (1)EXERCISE AND LAPSE - GENERAL RULES

6.1      EXERCISE:

         Except where exercise is allowed as described in Rule 7, an Option can only be exercised:

         6.1.1    on or after the date as may be specified on the Date of Grant;

         6.1.2    so long as the Optionholder is a director or employee of a
                  Member of the Group and

         6.1.3    provided any conditions imposed in accordance with Rule 2.3 have been satisfied.

--------------
(1)      Amended by resolution of the Directors dated 30 July 2003 and 28 August
         2003 in respect of Options granted on or after 28 August 2003

                                      -3-

6.2      LAPSE:

         An Option will lapse on the earliest of:

         6.2.1    the date the Optionholder ceases to be a director or employee of a Member of the Group, unless any of the provisions in Rule
                  7 apply in which case Options will lapse in accordance with the first Rule which applies to any situation; or

         6.2.2    the expiry of the Option Period, unless Rule 7.2 applies
                  (death).

         For the purposes of Rule 6.2.1 above:

                  (i)      a woman who leaves employment due to pregnancy will
                           be regarded as having left employment on the date on
                           which she indicates that she does not intend to
                           return to work. If there is no such indication she
                           will be regarded as having left employment on the
                           last day on which she is entitled to return to work
                           under the Employment Rights Act 1996 or other
                           relevant national legislation or, if later, any other
                           date specified in her terms of employment;

                  (ii)     an Optionholder will not be treated as ceasing to be
                           a director or employee of a Member of the Group if on
                           that date he is employed by another Member of the
                           Group.

7        EXERCISE AND LAPSE - EXCEPTIONS TO THE GENERAL RULES

7.1      (2)CESSATION OF EMPLOYMENT:

         7.1.1    If an Optionholder ceases to be a director or an employee of any Member of the Group for any of the reasons set out below, he may exercise his Options to the extent that they have
                  vested in accordance with Rule 6.1 at the date of cessation during the period of 6 months following the date of cessation.
                  The Directors may, however, extend this period at their
                  discretion up to the normal date of lapse of the Option under
                  Rule 6.2 above. The reasons are:

                  (i)      ill-health, injury, disability or redundancy (within
                           the meaning of the Employment Rights Act 1996) or
                           other applicable legislation; or

                  (ii)     retirement following the terms of an Optionholder's
                           contract of employment;

                  (iii)    early retirement by agreement with the Optionholder's
                           employer;

                  (iv)     the Optionholder's employing company ceasing to be
                           under the Control of the Company;

                  (v)      a transfer of the undertaking, or the part of the
                           undertaking in which the Optionholder, works to a
                           person who is neither under the Control of the
                           Company nor a Member of the Group.

                  To the extent that the Options held by such an Optionholder are unvested at the date of cessation, they shall lapse on the date of cessation, save that the Directors may in their
                  discretion, acting fairly and reasonably, determine that they may be exercised to such extent as the Directors may allow during the period of 6 months after the date of cessation (or such other period as the Directors may determine), after which they shall lapse.

                                      -4-

                  Subject to Rule 7.1.2 and 7.1.3, if an Optionholder ceases to be a director or an employee of any Member of the Group for any reason other than those set out above, the Options
                  (whether vested or unvested) shall lapse on the date of
                  cessation, save that the Directors may in their discretion, acting fairly and reasonably, determine that the Options may be exercised to such extent as the Directors may allow during a period specified by them. This period may, but need not, be the same as the period set out in this Rule 7.1.1.

         7.1.2    If an Optionholder elects to resign his position as a director or employee of a Member of the Group all his Options (whether vested or unvested) will lapse on the date of cessation of employment.

         7.1.3    If an Optionholder ceases to be a director or employee of any
                  Member of the Group for reasons involving misconduct or poor performance all his Options (whether vested or unvested) will lapse on the date the directors notify the Optionholder of such cessation. The decision of the Directors on this matter will be conclusive.

         7.1.4    To the extent that any Option exercisable under this Rule 7.1

                  (i)      cannot be exercised after the end of the Option
                           Period; or

                  (ii)     is not exercised within the period specified,

                  it will lapse at the end of the relevant period.

7.2      (3)DEATH:

         If an Optionholder dies, his Options may be exercised to the extent that they have vested in accordance with Rule 6.1 at the date of death by his personal representatives within one year of his death. To the extent that any Option exercisable under this Rule 7.2 is not so exercised, it will lapse at the end of the one year period.

         To the extent that the Options are unvested at the date of death, they shall lapse on the date of death, save that the Directors may in their discretion, acting fairly and reasonably, determine that they may be exercised to such extent as the Directors may allow during the period of one year after the date of death (or such shorter period as the
         Directors may determine), after which they shall lapse.

7.3      TAKEOVERS:

         It may happen that, as a result of any offer made to the holders of
         Shares, the Directors become aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror, any company controlled by the offeror and any person associated with or acting in concert with the offeror. If this happens, the Directors will notify every Optionholder of this within 14 days of becoming so aware.

         Each Optionholder will be entitled at any time during the Change of
         Control Period (see below) to exercise those Options, which have vested and to exercise 50% of those options which will vest within 2 years of the date of change of control. The Options will only lapse at the end of

------------
2        Amended by resolution of the Directors dated 30 July 2003 and 28 August
         2003 in respect of Options granted on or after 28 August 2003.
3        Amended by resolution of the Directors dated 30 July 2003 and 28 August
         2003 in respect of Options granted on or after 28 August 2003.

                                      -5-

         the Change of Control Period if the Directors give notice to the
         Optionholder before the end of the Change of Control Period specifying that the Options will lapse.

         "CHANGE OF CONTROL PERIOD" means whichever of the two periods set out below ends first:

         7.3.1    3 months starting on the later of:

                  (i)      the date of the Directors' notification under this
                           Rule 7.3, and

                  (ii)     the date on which the person making the offer obtains
                           Control of the Company.

         7.3.2    21 days starting on the date on which a notice has, or could have been given, under Sections 429(1) or (2) and 430A(3) of the Companies Act 1985 to or by any member of the Company.

         The Directors will, as soon as possible, notify every Optionholder of the last date of the Change of Control Period.

7.4      COMPANY RECONSTRUCTIONS:

         It may happen that under Section 425 of the Companies Act 1985 a court directs that a meeting of the holders of Shares be convened to consider a scheme of arrangement involving the reconstruction of the Company or its amalgamation with any other company or companies. If this happens:

         7.4.1    Optionholders may conditionally exercise their Options from the day on which the court orders a shareholders' meeting to
                  12 noon on the day before the day of that meeting. Any Option not exercised by the end of that period will become
                  unexercisable and will lapse; and

         7.4.2    the Directors will try to arrange for the proposals relating to the holders of the Shares, to apply to each Optionholder who will have conditionally exercised his Options before 12 noon on the day before the day of the shareholders' meeting.

7.5      DEMERGERS AND OTHER SIGNIFICANT DISTRIBUTIONS:

         It may happen that the Directors become aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Directors, would affect the current or future value of any Option. If this happens, the Directors, may, acting fairly, reasonably and objectively, in their discretion, allow some or all Options to be exercised. The
         Directors will specify the period of exercise of such Options and whether the Options will lapse at the end of the period. In exercising their discretion, the Directors may take into account considerations relating to the Company and other Members of the Group, and other employees and Optionholders.

         The Directors will notify any Optionholder who is affected by the
         Directors exercising their discretion under this Rule.

7.6      WINDING-UP:

         7.6.1    It may happen that notice is duly given to Members of a
                  resolution for the voluntary winding-up of the Company. If this happens, Options may be exercised until the start of the winding-up within the meaning of the Insolvency Act 1986 (but the exercise of any Option in these circumstances will be of no effect if the resolution is not passed). All Options will lapse on a winding-up of the Company unless exercised before the winding-up starts.

                                      -6-

         7.6.2    It may happen the Company is wound-up by the court. If this happens, Options may be exercised within 2 months after the date of the winding-up order. However, the liquidator or the court (if appropriate) must authorise the issue of Shares
                  after such exercise, and the Optionholder must apply for this authority and pay his application costs. Any Options not
                  exercised during the 2 month period will lapse at the end of the period.

7.7      OVERSEAS TRANSFER:

         It may happen that an Optionholder is transferred to work in another country, still continues to hold an office or employment with a Member of the Group. and, as a result of that transfer, the Optionholder may either:

         7.7.1    suffer a tax disadvantage in relation to his Options (this being shown to the satisfaction of the Directors); or

         7.7.2    become subject to restrictions on his ability to exercise his
                  Options or to hold or deal in the Shares or the proceeds of the sale of the Shares acquired on exercise because of the security laws or exchange control laws of the country to which he is transferred.

         If this happens, the Optionholder may exercise the Option during the period starting 3 months before and ending 3 months after the transfer takes place. If he does not exercise his Options, following this Rule, the usual exercise Rules will apply to them at the appropriate times.

7.8      PRIORITY:

         If there is any conflict between any of the provisions of Rules 6 and
         7, the provision which results in the shortest exercise period or the earliest lapse of the Option or both will prevail.

8        EXERCISE OF OPTIONS

8.1      EXERCISE:

         An Optionholder can exercise his Option validly only in the way described in, and subject to, this Rule 8.

8.2      MANNER OF EXERCISE:

         Options must be exercised by notice in writing delivered to the
         Secretary of the Company or other duly appointed agent. The notice of exercise of the Option must be completed, signed by the Optionholder or by his appointed agent, and must be accompanied by:

         8.2.1    a completed Broker's form; or the relevant option certificate;
                  and correct payment in full of the Option Price for the number of Shares being acquired.

8.3      OPTION EXERCISE DATE:

         8.3.1    Subject to Rule 8.3.2 the Option Exercise Date will be the date of receipt by the Secretary of the Company of the
                  documents and payment referred to in Rule 8.2

         8.3.2    It may happen that any statute, regulation or code adopted by the Company prohibits the exercise of Options, or the Company
                  Secretary reasonably believes it so prohibits. If this
                  happens, the date of exercise will be either the date
                  described in Rule 8.3, or, if later, the date when the
                  Optionholder is permitted or the Company Secretary believes

                                      -7-

                  the Optionholder is permitted to exercise an Option. However, this Rule does not extend any period in which an Option is exercisable.

8.4      ISSUE OR TRANSFER:

         Subject to Rule 8.6 (consents):

         8.4.1    Shares to be issued following the exercise of an Option will be issued within 30 days of the Option Exercise Date.

         8.4.2    The Directors will procure the transfer of Shares to be
                  transferred following the exercise of an Option within 30 days of the Option Exercise Date.

8.5      RIGHTS:

         8.5.1    Shares issued on the exercise of an Option will rank equally in all respects with the Shares in issue on the date of
                  allotment. They will not rank for any rights attaching to
                  Shares by reference to a record date preceding the date of allotment.

         8.5.2    Where Shares are to be transferred on the exercise of an
                  Option, Optionholders will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. They will not be entitled to rights before that date.

8.6      CONSENTS:

         All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The
         Optionholder will be responsible for complying with any requirements to be fulfilled in order to obtain or avoid the necessity for any such consent.

8.7      ARTICLES OF ASSOCIATION:

         Any Shares acquired on the exercise of Options will be subject to the
         Articles of Association of the Company from time to time in force.

8.8      (4)EQUITY SETTLED OPTION

         8.8.1    If the Company so determines at any time before exercise, in respect of any Option granted otherwise than in accordance with the Approved Schedule, it may invoke the equity settled option set out in this Rule 8.8.

         8.8.2    If this is the case, the Company shall notify the Optionholder in writing and, on exercise of the Option in accordance with
                  Rule 8.2, shall issue such number of Shares to the
                  Optionholder, subject to any deductions made in accordance with Rule 9.10, as represents the difference between the
                  Market Value of a Share on the Option Exercise Date and the
                  Option Price.

         8.8.3    In such circumstances, the amount of the aggregate Option
                  Price paid by the Optionholder in accordance with Rule 8.2 will be returned to the Optionholder in full.

         8.8.4    If this Rule applies, any reference to Shares will be to such number of Shares as calculated in accordance with this Rule
                  8.8.

         8.8.5    For the purposes of this Rule 8.8, "MARKET VALUE" on any
                  particular day means:

-------------
(4)      Amended by resolution of the Directors dated 30 July 2003 in respect of
         Options granted on or after that date.

                                      -8-

                  (i)      where Shares of the same class are not quoted on the
                           London Stock Exchange or the New York Stock Exchange,
                           the market value of a share calculated as described
                           in Part VIII of the Taxation of Chargeable Gains Act
                           1992 and agreed in advance with the Shares Valuation
                           Division of the Inland Revenue; and

                  (ii)     where Shares of the same class are so listed, the
                           average of the middle market quotations derived from
                           the daily list on the three immediately preceding
                           Business Days.

9        GENERAL

9.1      NOTICES:

         Any notice or other document which has to be given under or in connection with the Scheme may be delivered to an Optionholder or sent by post to him at his home address according to the records of his employing company or such other address which the Company considers appropriate. Any notice or other document which has to be given to the
         Company under or in connection with the Scheme may be delivered or sent by post to it at its registered office (or such other place as the
         Directors may from time to time decide and notify to Optionholders).
         Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to an
         Optionholder who is working outside of the UK will be deemed to have been given on the seventh day after the date of posting.

9.2      DOCUMENTS SENT TO SHAREHOLDERS:

         The Company may send to Optionholders copies of any documents or notices normally sent to the holders of its Shares, at the same time as issuing them to the holders of its Shares.

9.3      AVAILABILITY OF SHARES:

         The Company will keep available for allotment sufficient unissued
         Shares for all Options under which Shares may be subscribed or will procure that sufficient Shares are available for transfer for all
         Options under which Shares may be acquired.

9.4      DIRECTORS' DECISIONS FINAL AND BINDING:

         The decision of the Directors on the interpretation of the Rules or in any dispute relating to an Option or matter relating to the Scheme will be final and conclusive.

9.5      COSTS:

         The Company will pay the costs of introducing and administering the
         Scheme.

9.6      REGULATIONS:

         The Directors have the power from time to time to make or vary regulations for the administration and operation of the Scheme but these must be consistent with the Rules.

9.7      TERMS OF EMPLOYMENT:

         Nothing in this Scheme will in any way be construed as imposing on a
         Participating Company a contractual obligation as between the
         Participating Company and an Eligible Employee to offer participating in this Scheme.

                                      -9-

         Any person who ceases to be an employee of any Member of the Group because of dismissal or termination of employment (however caused) or who is under notice of termination of employment will in no circumstances be entitled to claim any compensation in respect of the operation of the Scheme or the provisions of any tax laws. If necessary that person's terms of employment will be varied accordingly.

9.8      REPLACEMENT OPTION CERTIFICATES:

         If any option certificate is worn out, defaced or lost, the Directors may replace it on such conditions as they wish to set. If an Option is exercised in part, and the balance remains exercisable, the Directors may provide the Optionholder with a balance certificate.

9.9      EMPLOYEE TRUST:

         The Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable them or him to acquire shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by Section 153 of the Companies Act 1985.

9.10     WITHHOLDING:

         The Company, any employing company or the trustees of any employee benefit trust may withhold any amount and make any such arrangements as it considers necessary to meet any liability to taxation or social security contributions in respect of Options granted to the
         Optionholder pursuant to this Scheme including, where it is lawful, any liability of any employing company for National Insurance Contributions arising as a result of exercise of an option. These arrangements may include the sale of any Shares on behalf of an Optionholder, unless the
         Optionholder discharges the liability himself.

10       CHANGING THE SCHEME AND TERMINATION

10.1     DIRECTORS' POWERS:

         The Directors may change the Scheme and the terms of Options as they think fit PROVIDED THAT no changes may be made to the Scheme after the
         Inland Revenue Approved Schedule to the Scheme has been approved under
         Parts I, II and IV of Schedule 9 to the Taxes Act which would affect the Schedule or any Options granted under it without obtaining the prior consent of the Inland Revenue.

10.2     OVERSEAS EMPLOYEES:

         Notwithstanding any other provision of the Scheme, the Directors may amend or add to the provisions of the Scheme and the terms of Options as they consider necessary or desirable to take account of, or to mitigate, or to comply with relevant overseas taxation, securities or exchange control laws, provided that the terms of Options granted to such Eligible Employees are not more favourable overall than the terms of Options granted to other Eligible Employees.

10.3     NOTICE:

         As soon as possible after making any change, the Directors will give written notice to any Optionholder affected by the change.

                                      -10-

10.4     TERMINATION OF THE SCHEME:

         The Directors may terminate the Scheme at any time. If this is not done, the Scheme will terminate on 20 October 2009 but Options granted before such termination will continue to be valid and exercisable as described in these Rules.

11       GOVERNING LAW:

         English law governs the Scheme and all Options and their construction.

                                      -11-

                 EBOOKERS.COM EXECUTIVE SHARE OPTION SCHEME 1999

                        INLAND REVENUE APPROVED SCHEDULE

The Rules of the ebookers.com Executive Share Option Scheme 1999 (the "MAIN
SCHEME") shall apply to Options granted under this Schedule, subject to the following alterations:

1        DEFINITIONS

         The following definitions replace the definitions given for the same terms in the Main Scheme.

         "ELIGIBLE EMPLOYEE" means any person who EITHER is an employee of a
         Participating Company, OR is a director of a Participating Company who is required, under the terms of his of office or employment with a
         Participating Company, to devote not less than 25 hours a week excluding meal breaks and, in either case, is not excluded from participation in the Scheme because of paragraph 8 of Schedule 9 to the
         Taxes Act (material interest provisions);

         "PARTICIPATING COMPANIES" means

         (i)      the Company; and

         (ii)     any Subsidiary, and any other company which is permitted by the Inland Revenue to participate in the Scheme, and which in both cases is designated by the Directors as a Participating
                  Company;

         "SHARES" means fully paid ordinary shares in the capital of the
         Company, which comply with the requirements of paragraphs 10 to 14
         (inclusive) of Schedule 9 to the Taxes Act;

         "SUBSIDIARY" means a company which is :

         (iii)    a subsidiary of the Company within the meaning given to it by
                  Section 736 of the Companies Act 1985; and

         (iv)     under the Control of the Company

2        GRANT OF OPTIONS

         This paragraph 2 applies in addition to the Main Scheme.

         In respect of the first operation of the Scheme no Options shall be granted under this Schedule until it has been approved by the Inland
         Revenue.

3        OPTION PRICE

3.1      SETTING THE PRICE

         This sub-paragraph 3.1 replaces Rule 3.1 of the Main Scheme.

         The Directors will set the Option Price and state it at the Date of
         Grant. The Option Price will be:

         3.1.1    not less than the Market Value of a Share on the Date of Grant or such other date as may be agreed in advance with the Inland
                  Revenue; and

         3.1.2    if the Shares are to be subscribed, not less than the nominal value of a Share.

3.2      MARKET VALUE

         This sub-paragraph 3.2 applies in addition to the Main Scheme.

                                      -12-

         "MARKET VALUE" on any particular day means:

         3.2.1    where Shares of the same class are not quoted on the London
                  Stock Exchange or the New York Stock Exchange, the market
                  value of a share calculated as described in Part VIII of the
                  Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue; and

         3.2.2    where Shares of the same class are so listed, the average of the middle market quotations derived from the daily list on the three immediately preceding Business Days.

4        REVENUE APPROVAL

         This paragraph 4 applies in addition to the Main Scheme.

         For the purposes of this Schedule and Options granted under this
         Schedule, no change to the Scheme made after it has been approved under
         Parts I, II and IV of Schedule 9 to the Taxes Act will have effect until such change is approved by the Inland Revenue.

5        CONDITIONS ON EXERCISE

         This paragraph 5 applies in addition to the Main Scheme.

         Any conditions must be set out in documentation which documentation is approved in advance by the Inland Revenue.

         No Options may be granted to or exercised by any person at any time when he has, or has within the preceding 12 months had, a material interest for the purposes of paragraph 8 of Schedule 9 to the Taxes Act
         1988.

6        REVENUE LIMIT

         This paragraph 6 applies in addition to the Main Scheme.

6.1      LIMIT:

         The Directors may not grant an Option to an Eligible Employee which would cause the market value of the Shares subject to the Option to exceed the amount permitted under paragraph 28(1) of Schedule 9 to the
         Taxes Act (currently (pound)30,000). When considering whether this amount has been reached the Directors must take into account the market value of Shares subject to the Option which they intend to grant him, as well as the market value of shares which he may acquire on exercising his Options under the Scheme or his options under any other
         Inland Revenue approved scheme established by the Company or by any of its associated companies (as defined in Section 187 of the Taxes Act)
         but shall exclude options granted under a scheme approved under Part
         III of Schedule 9 to the Taxes Act.

6.2      ADMINISTRATIVE ERRORS:

         If the Directors try to grant an Option which is inconsistent with sub-paragraph 6.1, the Option will be limited and will take effect from the Date of Grant on a basis consistent with sub-paragraph 6.1.

7        ADJUSTMENT OF OPTIONS

         This paragraph amends Rule 5 of the Main Scheme.

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7.1      ADJUSTMENT:

         No adjustment of Options may be made under Rule 5 of the Main Scheme without the prior approval of the Inland Revenue.

7.2      DEMERGERS:

         Rule 5.3 of the Main Scheme shall not apply to Options granted under this Schedule.

8        (5)EXERCISE OF OPTIONS

         This paragraph amends Rule 8 of the main Scheme.

8.1      EQUITY SETTLED OPTIONS

         Rule 8.8 of the Main Scheme shall not apply to this Schedule or to
         Options granted under this Schedule.

9        AMENDING THE SCHEME

         This paragraph amends Rule 10.2 of the Main Scheme.

9.1      OVERSEAS EMPLOYEES:

         Rule 10.2 of the Main Scheme shall not apply to this Schedule or to
         Options granted under this Schedule.

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(5)      Amended by resolution of the Directors dated 30 July 2003 in respect of
         Options granted on or after that date.

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